UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2023

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. E. 2nd Avenue, Suite 2000, Miami, FL 33131
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information reported under Item 3.02 regarding the November 9 Agreement (as defined in Item 3.02) and the Private Placement Securities (as defined in Item 3.02) are incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported, on October 31, 2023, Ontrak, Inc. (the “Company,” “we,” “us” or “our”), certain of its subsidiaries, Acuitas Capital LLC (“Acuitas Capital” and together with its affiliates, “Acuitas”) and U.S. Bank Trust Company, National Association, entered into an amendment (the “Fifth Amendment”) to the Master Note Purchase Agreement, dated as of April 15, 2022, by and among the parties, as amended by that certain First Amendment to Master Note Purchase Agreement made as of August 12, 2022, that certain Second Amendment to Master Note Purchase Agreement made as of November 19, 2022, that certain Third Amendment to Master Note Purchase Agreement made as of December 30, 2022, and that certain Fourth Amendment to the Master Note Purchase Agreement made as of June 23, 2023 (as amended through and including the Fifth Amendment, the “Existing Keep Well Agreement”). On November 9, 2023, the Company and Acuitas entered into a letter agreement (the “November 9 Agreement,” and the Existing Keep Well Agreement as modified by the November 9 Agreement, the “Keep Well Agreement”) under which the minimum amount to be raised in an equity financing for such financing to constitute a “Qualified Financing” (as such term is defined in the Keep Well Agreement) was reduced from $8.0 million to $6.0 million.

On November 14, 2023, the Company closed its previously announced public offering (the “Offering”). In the Offering, the Company issued (a) 4,592,068 shares of its common stock and 9,184,136 warrants to purchase up to 9,184,136 shares of its common stock at a combined public offering price of $0.60 per share of common stock and accompanying warrants (the “Public Offering Price”), and (b) 5,907,932 pre-funded warrants to purchase up to 5,907,932 shares of its common stock (the “Public Offering Pre-Funded Warrants”) and 11,815,864 warrants to purchase up to 11,815,864 shares of its common stock at a combined public offering price of $0.5999 per Public Offering Pre-Funded Warrant and accompanying warrants, which represents the per share public offering price for the common stock and accompanying warrants less the $0.0001 per share exercise price for each Public Offering Pre-Funded Warrant. The initial exercise price of the warrants accompanying the shares of common stock and Public Offering Pre-Funded Warrants (collectively, the “Public Offering Warrants”) is $0.85 per share, which is subject to adjustment on the same basis as the Private Placement Warrant (as defined below). The Company received gross proceeds of $6.3 million from the Offering, and therefore the Offering constituted a Qualified Financing under the Keep Well Agreement. A form of each of the Public Offering Warrant and Public Offering Pre-Funded Warrant is filed as an exhibit to this report.

Notes Conversion. In accordance with the Fifth Amendment, on November 14, 2023 and before the closing of the Offering, the Company issued 18,054,791 shares of its common stock to Humanitario Capital LLC, an affiliate of Acuitas Capital (“Humanitario”), upon the conversion of the aggregate principal amount of all the outstanding senior secured convertible notes (the “Keep Well Notes”) previously issued by the Company to Acuitas under the Keep Well Agreement, plus all accrued and unpaid interest thereon, minus $7.0 million (the “Notes Conversion”). The Notes Conversion was effected in accordance with the terms (including the conversion price) of the Keep Well Agreement and the Keep Well Notes. In connection with the Notes Conversion, and in accordance with the Keep Well Agreement, the Company issued to Acuitas a warrant to purchase up to 18,054,791 shares of the Company’s common stock with an exercise price of $0.90 per share (the “Conversion Warrant”), which was the conversion price of the Keep Well Notes converted in the Notes Conversion.

Because the Public Offering Price was less than the conversion price at which the Keep Well Notes were converted in the Notes Conversion, upon the effectiveness of the Stockholder Approval (as defined below): (1) we will issue to Acuitas additional shares of our common stock such that the total number of shares of common stock issued in respect of the Notes Conversion plus such additional shares of common stock will equal the number of shares we would have issued in respect of the Notes Conversion if the Keep Well Notes converted therein were converted at a conversion price equal to the Public Offering Price; and (2) the exercise price of the Conversion Warrant will be reduced to $0.60 per share (i.e., the Public Offering Price), and the number of shares of common stock subject to the Conversion Warrant will be increased to the number of shares of common stock that would have been subject to the Conversion Warrant if the Keep Well Notes converted in the Notes Conversion were converted at a conversion price equal to the Public Offering Price. Accordingly, upon the effectiveness of the Stockholder Approval, we will issue an additional 9,027,395 shares of our common stock to Acuitas in respect of the Notes Conversion, the exercise price of the Conversion Warrant will be reduced to $0.60 per share, subject to further adjustment as set forth therein, and the number of shares of common stock subject to the Conversion Warrant will be increased by 9,027,395 (collectively, the “Notes Conversion Modifications”).

Private Placement. In accordance with the Fifth Amendment, concurrent with the closing of the Offering, the Company issued to Humanitario in a private placement (the “Private Placement”) an unregistered pre-funded warrant to purchase up to 18,333,333 shares of the Company’s common stock (the “Private Placement Pre-Funded Warrant”) and an unregistered warrant to purchase up to 36,666,666 shares of the Company’s common stock (the “Private Placement Warrant” and together with the Private Placement Pre-Funded Warrant, the “Private Placement Securities”), for total consideration of $11.0 million. The consideration for the Private Placement Securities purchased by Acuitas consisted of (a) the $6.0 million Acuitas previously delivered to the Company in June 2023 and September 2023 in accordance with the Keep Well Agreement and (b) a reduction of the aggregate amounts outstanding under the Keep Well Notes (after giving effect to the Notes Conversion) to $2.0 million (the Keep Well Note evidencing such $2.0 million, the “Surviving Note”). Each Private Placement Pre-Funded Warrant was sold with two Private Placement Warrants, with each Private Placement Warrant exercisable for one share of our common stock.

The material terms of the Private Placement Pre-Funded Warrant and Private Placement Warrant are substantially similar to the material terms of the Public Offering Pre-Funded Warrants and the Public Offering Warrants, respectively, except the Private Placement Securities have registration rights. The following is summary of the terms of the Private Placement Securities. The following summary is not complete and is subject to, and qualified in its entirety by, the terms of the Private Placement Securities, copies of which are filed as exhibits to this report.

Exercisability and Term. The exercisability of the Private Placement Securities is subject to Stockholder Approval. Upon effectiveness of Stockholder Approval, (a) the Private Placement Pre-Funded Warrant may be exercised at any time until exercised in full, and (b) the Private Placement Warrant may be exercised through the fifth anniversary of the date of the effectiveness of the Stockholder Approval. The Private Placement Securities may be exercised on a cashless basis.

Exercise Price. The exercise price of the Private Placement Pre-Funded Warrant is $0.0001 per share, subject to customary adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The exercise price of the Private Placement Warrant is $0.85 per share, subject to adjustment as further described below.

In addition to customary adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock, the exercise price of the Private Placement Warrant and of the Public Offering Warrants and the number of shares of common stock issuable upon exercise thereof are subject to adjustment upon the occurrence of the events described below (collectively, the “Warrant Adjustment Provisions”).

•Adjustment at the Later of the 2.5 Year Mark and Stockholder Approval. At the later of (a) May 14, 2026, the two and a half year anniversary of the date the Private Placement Warrant was issued and (b) the date that Stockholder Approval is obtained and deemed effective (the later of (a) and (b), the “Trigger Date”), the exercise price of the Private Placement Warrant will be reduced to the greater of (i) $0.1584 per share, which was 20% of the last closing bid price of our common stock before we entered into the securities purchase agreement with the investors in the Offering and (ii) the lesser of (x) the then exercise price and (y) the lowest volume weighted average price of our common stock on any trading day during the five trading day period immediately before the Trigger Date.

•Alternative Exercise Price Following Certain Issuances. If we issue or sell, or enter into any agreement to issue or sell, any common stock, common stock equivalents, or rights, warrants or options to purchase shares of our capital stock or common stock equivalents that are issuable or convertible into or exchangeable or exercisable for shares of our common stock at a price which varies or may vary with the market price of our common stock (excluding customary adjustments in the event of stock dividends, stock splits, reorganizations or similar events), the holder will have the right, in its sole discretion, to substitute the variable price for the exercise price of the Private Placement Warrant.

•Adjustment for Stock Combination Events. In the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock (a “Stock Combination Event”), if the Event Market Price (as defined below) is less than the exercise price of the Private Placement Warrant then in effect (after giving effect to customary adjustments thereto as a result of the event), then on the 16th trading day immediately following the Stock Combination Event, the exercise price of the Private Placement Warrant will be reduced to the Event Market Price. “Event Market Price” means, with respect to any Stock Combination Event, the quotient determined by dividing (x) the sum of the volume weighted average price of our common stock for each of the five lowest trading days during the 20 consecutive trading day period ending and including the trading day immediately preceding the 16th trading day after the date of such Stock Combination Event, by (y) five.

•Adjustment Upon Restricted Investor Subsequent Placement. If at any time prior to the three and a half year anniversary of the date the Private Placement Warrant is exercisable, we (1) grant, issue or sell (or enter into any agreement to grant, issue or sell) any shares of common stock, non-convertible indebtedness and/or common stock equivalents to Acuitas that results in a reduction of the exercise price in accordance with the terms of the Private Placement Warrant, or (2) consummate (or enter into any agreement with respect to) any other financing with Acuitas (any transaction described in clause (1) or (2), other than certain exempt issuances, a “Restricted Transaction”) and the exercise price of the Private Placement Warrant is greater than the lowest volume weighted average price of our common stock on any trading day during the five trading day period immediately following the public announcement of such Restricted Transaction, then the exercise price of the Private Placement Warrant will be reduced to the lowest volume weighted average price on any trading day during such five trading day period.

•Adjustment for Dilutive Issuances. If we issue (or enter into any agreement to issue) any shares of our common stock or common stock equivalents, excluding certain exempt issuances, for a consideration per share less than the exercise price of the Private Placement Warrant in effect immediately prior to such issuance or deemed issuance, then the exercise price of the Private Placement Warrant will be reduced to an amount equal to the consideration per share at which the common stock or common stock equivalents were issued or deemed issued.

•Adjustment to Number of Shares Issuable Upon Exercise. Simultaneously with any adjustment to the exercise price on or prior to the three and a half year anniversary of the date the Private Placement Warrant are exercisable, the number of shares of common stock issuable upon exercise will be increased or decreased proportionally, such that the aggregate exercise price of the Private Placement Warrant, after taking into account the adjustment in the exercise price, will be equal to the aggregate exercise price before the adjustment in the exercise price.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Private Placement Securities and which generally includes any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holder of the Private Placement Securities will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holder would have received had it exercised the Private Placement Securities immediately prior to such fundamental transaction. Additionally, as more fully described in the Private Placement Securities, in the event of certain fundamental transactions, the holder will be entitled to receive consideration in an amount equal to the Black Scholes Value (as defined in the Private Placement Securities) of the Private Placement Securities on the date of consummation of such transaction.

Surviving Note. Under the Fifth Amendment, the Surviving Note will mature on May 14, 2026, unless it becomes due and payable in full earlier. Subject to the effectiveness of Stockholder Approval, the conversion price of the Surviving Note will be the lesser of (i) $2.40 per share, subject to adjustment for stock splits and the like, and (ii) the greater of (a) the consolidated closing bid price of our common stock on the trading day immediately prior to conversion and (b) $0.60 per share, subject to adjustment for stock splits and the like.

The shares of common stock issued and that will be issued in respect of Notes Conversion, the Conversion Warrant, the shares of common stock issuable upon exercise of the Conversion Warrant, the Private Placement Securities, and the shares of common stock issuable upon exercise of the Private Placement Securities, were issued and will be issued, as applicable, pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Item 5.01 Change of Control of Registrant.

The information reported under Item 3.02 is incorporated by reference into this Item 1.01.

Immediately prior to the Notes Conversion, Acuitas owned 40.3% of the Company’s outstanding common stock and beneficially owned 92.2% of the Company’s common stock (assuming the Surviving Note is converted at a conversion price of $0.90 per share and excluding 2,222,223 shares of common stock issuable upon exercise of a warrant that would be issued in connection with the conversion of the Surviving Note). Immediately following the Notes Conversion and the closing of the Offering, Acuitas owns 72.7% of the Company’s outstanding common stock and beneficially owns 86.3% of the Company’s common stock (assuming the Surviving Note is converted at a conversion price of $0.90 per share and excluding (a) 2,222,223 shares of common stock issuable upon exercise of a warrant that would be issued in connection with the conversion of the Surviving Note and (b) any additional securities to be issued to Acuitas in respect of the Notes Conversion or the shares of the Company’s common stock issuable upon exercise of the Private Placement Securities; the issuance of the securities described in clause (b) are subject to the effectiveness of the Stockholder Approval).

Under the stockholders agreement entered into as of February 21, 2023, by and between the Company and Acuitas Capital, at all times that Acuitas’ beneficial ownership of the Company’s capital stock equals at least 50% of all of the Company’s then issued and outstanding shares of common stock: (i) Acuitas has agreed to vote all shares of the Company’s common stock beneficially owned by it (a) in favor of an amendment to the certificate of incorporation or bylaws of the Company that would require the Company’s board of directors to include not fewer than three Independent Directors (as defined below) at all times, (b) in favor of the election or re-election of Independent Directors nominated for election by the Company’s board of directors or by the nominating committee of the Company’s board of directors unless the failure of a nominee to be elected or re-elected to the Company’s board of directors would not result in the Company having fewer than three Independent Directors following such election and (c) against any proposal or action that would result in the Company’s board of directors having fewer than three Independent Directors at all times; and (ii) the Company shall not enter into any transaction between the Company or any of its affiliates, on the one hand, and Acuitas Capital or any of its affiliates (excluding the Company and its affiliates), on the other hand, unless it is approved by a majority of the Independent Directors then serving on the Company’s board of directors, and any such transaction not so approved will be deemed void ab initio. “Independent Director” means a director who is not an executive officer or employee of the Company, who would satisfy the standards for being considered an independent director under the rules of The NASDAQ Global Market and who, in the opinion of a majority of the Independent Directors then serving on the Company’s board of directors, has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director; provided, that an Independent Director shall not include (a) Acuitas Capital or Terren S. Peizer, (b) any person who is an employee of Acuitas Capital, Mr. Peizer or any of their respective affiliates (excluding the Company), (c) any person who, directly or indirectly, has a material business relationship with Acuitas Capital or Mr. Peizer, or (d) any person who, directly or indirectly, is otherwise an affiliate of Acuitas Capital or Mr. Peizer; provided, further, however, that, notwithstanding the preceding proviso, a person shall not be precluded from being determined to be an Independent Director solely because such person serves on the board of directors of an entity with Mr. Peizer.

In addition, notwithstanding the provisions of Section 253 of the Delaware General Corporation Law (“Section 253”), Acuitas Capital has agreed not to effect any transaction that could be effected under Section 253, unless such transaction is approved by a majority of the Independent Directors then serving on the Company’s board of directors, and any such transaction not so approved will be deemed void ab initio.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported, under the Fifth Amendment, the Company was required to seek stockholder approval (the “Stockholder Approval”) in accordance with the rules of the Nasdaq Stock Market (the “Listing Rules”) of (A) the issuance of the shares of the Company’s common stock issuable upon exercise of (x) the Public Offering Warrants and the Public Offering Pre-Funded Warrants sold in the Offering and (y) the Private Placement Securities that, in the aggregate for clauses (x) and (y) above, are in excess of the maximum number of shares of the Company’s common stock permitted to be issued without such approval under the Listing Rules (which amount was 4,295,068, or 19.99% of the total number of shares of the Company’s common stock outstanding immediately following the Notes Conversion and immediately prior to the closing of the Offering and the Private Placement), (B) the amendment to the conversion price of the Surviving Note under the Fifth Amendment, (C) the elimination of the provision in the Keep Well Agreement that prohibited the issuance of shares of the Company’s common stock upon the conversion of any Keep Well Note or the exercise of any warrant issued under the Keep Well Agreement to the extent that, immediately after giving effect to the issuance of any such shares, Acuitas would beneficially own shares of the Company’s common stock representing more than 90% of the total number of shares of common stock outstanding as of the time of such issuance, and (D) any other terms of the Offering, the Private Placement and/or the Fifth Amendment that require approval of the Company’s stockholders under the Listing Rules, including the Notes Conversion Modifications and the Warrant Adjustment Provisions (collectively, the “Stockholder Approval Matters”).

On November 15, 2023, Acuitas, who owned a majority of the outstanding shares of the Company’s common stock as of that date, executed and delivered to the Company a written consent approving the Stockholder Approval Matters.

The Company will file an information statement regarding the Stockholder Approval Matters with the U.S. Securities and Exchange Commission (the “SEC”) and mail an information statement to the holders of its common stock so the Stockholder Approval can become effective as soon as practicable. Under SEC rules, in the case of corporate actions taken by the consent of stockholders, the definitive information statement must be sent or given at least 20 calendar days prior to the earliest date on which the corporation actions approved by the consent of stockholders may be taken.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Common Stock Purchase Warrant issued in the Offering on November 14, 2023.
4.2	Form of Common Stock Purchase Warrant issued in the Offering on November 14, 2023.
4.3	Pre-Funded Common Stock Purchase Warrant issued to Humanitario Capital LLC on November 14, 2023.
4.4	Common Stock Purchase Warrant issued to Humanitario Capital LLC on November 14, 2023.
10.1	Letter Agreement dated November 9, 2023 between Ontrak, Inc. and Acuitas Capital LLC.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ontrak, Inc.

Date: November 15, 2023	By:	/s/ James J. Park
James J. Park
Chief Financial Officer